UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 2, 2026
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
Kratos Defense & Security Solutions, Inc. (the “Company”), Kratos Holdings U K Limited, a private limited company incorporated under the laws of England and Wales and an indirect wholly owned subsidiary of the Company (“Buyer”), Kratos Acquisition Ltd., a company organized under the laws of the State of Israel and a direct wholly owned subsidiary of Buyer (“Merger Sub”), and Orbit Technologies Ltd., a company organized under the laws of the State of Israel (“Orbit”), entered into an Agreement and Plan of Merger, dated as of November 4, 2025 (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Orbit (the “Merger”), with Orbit continuing as the surviving corporation in the Merger as an indirect wholly owned subsidiary of the Company and a direct subsidiary of Buyer. The Merger Agreement and the Merger are described in Item 1.01 of the Current Report on Form 8-K that the Company filed with the SEC on November 7, 2025, which description is incorporated herein by reference. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger was completed on March 2, 2026, at which time Orbit became an indirect wholly owned subsidiary of the Company and a direct subsidiary of Buyer. Prior to completion of the Merger, Orbit’s ordinary shares were publicly traded on the Tel Aviv Stock Exchange. The purchase price paid for 100 percent of the ordinary shares of Orbit was approximately $352.7 million in cash, which was funded via cash on the Company’s balance sheet. The purchase price was determined based on $13.725 for each Orbit ordinary share (the “Merger Consideration”), as set forth in the Merger Agreement. Pursuant to the Merger Agreement, effective as of the effective time of the Merger, each outstanding option to purchase Orbit ordinary shares (each, a “Company Option”), whether or not vested, became fully vested and was thereafter canceled without any action on the part of any holder thereof for the right of the holder of such Company Option to receive a lump sum cash payment equal to the product of (i) the excess of (A) the Merger Consideration over (B) the exercise price per Orbit ordinary share with respect to such Company Option multiplied by (ii) the total number of Orbit ordinary shares underlying such Company Option.

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s intended use of the expected net proceeds from the Offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

2.1 *
Agreement and Plan of Merger, dated as of November 4, 2025, by and among the Company, Kratos Holdings U K Limited, Kratos Acquisition Ltd and Orbit Technologies Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 7, 2025)

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).
*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By: _/s/ Deanna H. Lund
                        Deanna H. Lund
                        Executive Vice President, Chief Financial Officer

Date: March 6, 2026